                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                         AEHR TEST SYSTEMS
--------------------------------------------------------------------------------
               (Name of Registrants as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2) of
     Schedule 14A.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         N/A
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         N/A
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         N/A
         -----------------------------------------------------------------------
     (5) Total fee paid:
         N/A
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         N/A
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         N/A
         -----------------------------------------------------------------------
     (3) Filing Party:
         N/A
         -----------------------------------------------------------------------
     (4) Date Filed:
         N/A
         -----------------------------------------------------------------------

                                     [LOGO]

                               AEHR TEST SYSTEMS
                              1667 PLYMOUTH STREET
                        MOUNTAIN VIEW, CALIFORNIA 94043

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 28, 1998

                            ------------------------

TO THE SHAREHOLDERS OF

  AEHR TEST SYSTEMS:

    You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Aehr Test Systems, a California corporation (the "Company") to be held on October 28, 1998, at 4:30 p.m., at 1667 Plymouth Street, Mountain View, California 94043, for the following purposes:

    1.  To elect four directors.

    2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending May 31, 1999.

    3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Only holders of record of the Common Stock at the close of business on September 3, 1998 will be entitled to notice of and to vote at the Annual Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Annual Meeting if you are unable to attend and vote in person.

                                          By Order of the Board of Directors,

                                              [SIGNATURE]

                                          RHEA J. POSEDEL
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

                               AEHR TEST SYSTEMS
                              1667 PLYMOUTH STREET
                        MOUNTAIN VIEW, CALIFORNIA 94043

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS

    This Proxy Statement is being furnished to the Shareholders (the "Shareholders") of Aehr Test Systems, a California corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held on October 28, 1998 and at any adjournments thereof.

    At the Annual Meeting, the Shareholders will be asked:

    1.  To elect four directors.

    2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ended May 31, 1999.

    3. To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

    The Board of Directors has fixed the close of business on September 3, 1998 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting. Each such Shareholder will be entitled to one vote for each share of Common Stock ("Common Share") held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.

    This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Shares on or about September 25, 1998.

                               THE ANNUAL MEETING

DATE, TIME AND PLACE

    The Annual Meeting will be held on October 28, 1998 at 4:30 p.m., local time, at 1667 Plymouth Street, Mountain View, California 94043.

GENERAL

    The Company's principal office is located at 1667 Plymouth Street, Mountain View, California 94043 and its telephone number is (650) 691-9400.

RECORD DATE AND SHARES ENTITLED TO VOTE

    Shareholders of record at the close of business on September 3, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 6,924,418 Common Shares outstanding and entitled to vote.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND PROXY SOLICITATION

    Each shareholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distributing the shareholder's votes on the same principle among as many candidates as the shareholder chooses. No shareholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been properly placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.

    Proxies are being solicited by the Company. The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" (the "Votes Cast") at the Annual Meeting with respect to such matter.

    While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

    Broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission ("SEC"). Proposals of shareholders of the Company intended to be presented for consideration at the Company's 1999 Annual Meeting of Shareholders must be received by the Company no later than May 28, 1999, in order that they may be included in the proxy statement and form of proxy related to that meeting.

    The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a shareholder intends to submit a proposal at the Company's Annual Meeting in 1999, which is not eligible for inclusion in the proxy statement relating to that meeting, the shareholder must give notice to the Company in accordance with the requirements set forth in rules promulgated under the Securities Act of 1934, as amended, no later than August 11, 1999. If such a shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the Company's Annual Meeting in 1999.

SHAREHOLDER INFORMATION

    IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES THERETO. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO AEHR TEST SYSTEMS, 1667 PLYMOUTH STREET, MOUNTAIN VIEW, CA 94043, ATTENTION: INVESTOR RELATIONS.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
                                 AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 31, 1998, or some other practical date in cases of the principal shareholders, by: (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company,
(iii) each of the Company's executive officers named in the Summary Compensation Table appearing herein, and (iv) all directors and executive officers of the Company as a group:

                                                                          SHARES BENEFICIALLY
                                                                               OWNED(1)
                                                                       -------------------------
BENEFICIAL OWNER                                                         NUMBER     PERCENT(2)
---------------------------------------------------------------------  ----------  -------------
NAMED EXECUTIVE OFFICERS AND DIRECTORS:
Rhea J. Posedel (3)..................................................     956,908         13.7%
William W. R. Elder (4)..............................................      84,895          1.2%
Mario M. Rosati (5)..................................................     214,340          3.1%
David Torresdal (6)..................................................     269,883          3.9%
Gary L. Larson (7)...................................................      59,113        *
William D. Barraclough (8)...........................................      35,776        *
Carl N. Buck (9).....................................................      53,934        *
Richard F. Sette (10)................................................      42,186        *
All Directors and Executive Officers as a group
  (10 persons) (11)..................................................   1,744,983         23.9%

PRINCIPAL SHAREHOLDERS:
Private Capital Management (12) .....................................     907,300         13.1%
  3003 Tamiami Trail North, Naples, FL 33940
Franklin Resources, Inc. (13) .......................................     683,400          9.9%
  777 Mariners Island Blvd., San Mateo, CA 94403-7777
Wellington Management Company, LLP (14) .............................     676,000          9.8%
  75 State Street, Boston, MA 02109
State of Wisconsin Investment Board (15) ............................     663,500          9.6%
  P.O. Box 7842, Madison, WI 53707

------------------------

 * Represents less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have represented to the Company that they have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Aehr Test Systems, 1667 Plymouth Street, Mountain View, California 94043.

 (2) Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 31, 1998 are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

 (3) Includes 20,000 shares held by Vivian Owen, Mr. Posedel's wife, and 60,727 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 1998.

 (4) Includes 2,500 shares held jointly with Gloria Elder, and 82,395 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 1998.

 (5) Includes 3,040 shares held of record by WS Investment Company 87A. Mr. Rosati is a general partner of WS Investment Company 87A and disclaims beneficial ownership of the shares held by WS Investment Company 87A except to the extent of his proportionate partnership interest therein. Also includes 27,000 shares held by Mario M. Rosati and Douglas Laurice, trustees for the benefit of Mario M. Rosati, 151,016 shares held by Mario M. Rosati, Trustee of the Mario M. Rosati Trust,
    U/D/T dated 1/9/90, 20,000 shares held by Douglas M. Laurice and Mario M. Rosati TTEE FBO Sally Rosati Banks and 12,083 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 1998.

 (6) Includes 248,800 shares held jointly with Betty Torresdal, 1,800 shares held by Barbara Long, trustee for the benefit of Brock Frank Torresdal, 1,800 shares held by Barbara Long, trustee for the benefit of Candice Ann Torresdal, 1,800 shares held by Barbara Long, trustee for the benefit of Eric Nels Torresdal, 1,800 shares held by Barbara Long, trustee for the benefit of Kyler David Torresdal, 1,800 shares held by Barbara Long, trustee for the benefit of Kevin Allen Torresdal, and 12,083 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 1998.

 (7) Includes 58,613 shares issuable upon the exercise of stock options within 60 days of August 31, 1998.

 (8) Includes 35,624 shares issuable upon the exercise of stock options within 60 days of August 31, 1998.

 (9) Includes 46,416 shares issuable upon the exercise of stock options within 60 days of August 31, 1998.

(10) Includes 42,186 shares issuable upon the exercise of stock options within 60 days of August 31, 1998.

(11) Includes 3,471 shares held in the name of Raul V. Tan and 374,604 shares issuable upon the exercise of stock options within 60 days of August 31, 1998.

(12) Based on information provided in a questionnaire by Private Capital Management, Inc. to the Company. Voting and investment power is shared with respect to the shares.

(13) Based on information provided in a letter from Franklin Resources, Inc. ("FRI") to the Company. The reported 683,400 shares are held by the mutual funds in the Franklin/Templeton Group of Funds (the "F/T Group") (a tradename for U.S. based separate, unaffiliated investment companies whose investment advisors are direct or indirect wholly owned subsidiaries of FRI) and other managed accounts advised by direct or indirect wholly owned subsidiaries of FRI. FRI disclaims any economic interest in or beneficial ownership of the shares. Voting and investment power to the shares owned by the F/T Group resides with the respective investment advisor of each fund, subject to guidelines set forth by each fund's Board of Trustees or Directors. Voting power of the shares held by the managed accounts may or may not reside with the respective investment advisor of the managed account, subject to guidelines set forth by the managed account. Based on the statement filed with the Securities and Exchange Commission pursuant to
    Section 13(f) of the Securities Act of 1934 by FRI for the period ending June 30, 1998, the funds of the F/T Group and the managed accounts together have shared investment power with respect to all 683,400 shares, sole voting power with respect to 337,600 shares, and no voting authority with respect to the remaining 345,800 shares.

(14) Based on information provided in a letter from Wellington Management Company, LLP ("WMC") to the Company. The shares consist of 676,000 shares owned of record by investment advisory clients of WMC. WMC, in its capacity as investment adviser, may be deemed to have beneficial ownership of the 676,000 shares. WMC is not the owner of record of such shares and disclaims any pecuniary interest in such shares. WMC has shared voting power with respect to 426,000 shares, shared investment power with respect to 676,000 shares, and no voting or investment power with respect to the remaining shares.

(15) Number of shares held by the State of Wisconsin Investment Board ("SWIB") provided in a letter from SWIB to the Company. Based on the statement filed with the Securities and Exchange Commission pursuant to Section 13(g) of the Securities Act of 1934 by SWIB on January 26, 1998, SWIB has sole voting and sole investment power with respect to the shares.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    At the Annual Meeting, four directors are to be elected to serve until the next Annual Meeting or until their successors are elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the four nominees named below, all of whom are presently directors of the Company. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

    The names of the nominees and certain information about them are set forth below:

                                                                                                                 DIRECTOR
NAME OF NOMINEE                            AGE                               POSITION                              SINCE
-------------------------------------      ---      ----------------------------------------------------------  -----------
Rhea J. Posedel......................          56   Chairman of the Board, President and Chief Executive              1977
                                                      Officer

William W. R. Elder (1)(2)...........          59   Director                                                          1989

Mario M. Rosati (2)..................          52   Director and Secretary                                            1977

David Torresdal (1)..................          60   Director                                                          1977

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

    The principal occupation of each of the Board members during the past five years is set forth below. There is no family relationship between any director or executive officer of the Company.

    RHEA J. POSEDEL is a founder of the Company and has served as President, Chief Executive Officer and Chairman of the Board of Directors since its inception in 1977. Prior to founding the company, Mr. Posedel held various project engineering and engineering managerial positions at Lockheed Martin Corporation (formerly "Lockheed Missile & Space Corporation"), Ampex Corporation, and Cohu, Inc. He received a B.S. in Electrical Engineering from the University of California, Berkeley, an M.S. in Electrical Engineering from San Jose State University and an M.B.A. from Golden Gate University.

    WILLIAM W. R. ELDER has been a director of the Company since 1989. Dr. Elder was the Chief Executive Officer of Genus, Inc. ("Genus"), a semiconductor company, from his founding of Genus in 1981 to September 1996, and has been serving in that same position again since April 1998. Dr. Elder has been a director of Genus since its inception. Dr. Elder holds a B.S.I.E. and an honorary Doctorate Degree from the University of Paisley in Scotland.

    MARIO M. ROSATI has served as Secretary and a director of the Company since 1977. He is a member of the law firm of Wilson Sonsini Goodrich & Rosati, which he joined in 1971. Mr. Rosati is a graduate of Boalt Hall, University of California at Berkeley. Mr. Rosati is a director of C*ATS Software, Inc., a software development company, Genus, Inc., a semiconductor company, Meridian Data, Inc., a software development company, Ross Systems, a client/server application software company, LECG, Inc., a law and economics consulting company, and Sanmina Corporation, a customized, integrated electronics manufacturing services company, as well as several private companies.

    DAVID TORRESDAL has been a director of the Company since 1977. He has been President of Davtron, Inc., a manufacturer of aircraft electronic equipment, since 1970. Mr. Torresdal received an A.A.S. in Engineering from Oregon Technical Institute.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors held a total of five (5) meetings and acted four (4) times by unanimous written consent during the fiscal year ended May 31, 1998. No director during his period of service in such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has two committees, the Audit Committee and the Compensation Committee.

    The Audit Committee of the Board of Directors currently consists of Messrs. Torresdal and Elder. The Audit Committee is responsible for reviewing the results and scope the audit and other services provided by the Company's independent auditors. The responsibilities of the Audit Committee were executed by the Board of Directors during fiscal year 1998. During each meeting of the Board of Directors in fiscal year 1998, the Board of Directors reviewed and discussed financial presentations and related matters. The Board of Directors also consulted with the Company's independent auditors regarding the audit for fiscal year 1998. The Audit Committee did not hold any meetings during fiscal year 1998.

    The Compensation Committee of the Board of Directors currently consists of Messrs. Rosati and Elder. The Compensation Committee held one (1) meeting during fiscal year 1998. The Compensation Committee reviews and advises the Board of Directors regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company.

    The Board of Directors has no nominating committee or any committee performing such function.

DIRECTOR COMPENSATION

    Directors of the Company do not receive any cash compensation for their services as members of the Board of Directors, although they are reimbursed for certain expenses incurred in attending Board and committee meetings. Directors are eligible to participate in the Company's option plans. In fiscal 1996, the Company granted options to purchase 55,000 shares to William Elder at $4.00 per share, 20,000 shares to Mario Rosati at $4.00 per share, and 20,000 shares to David Torresdal at $4.00 per share. Directors were granted no options in fiscal 1997 and 1998.

VOTE REQUIRED

    The four nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law. See "QUORUM; ABSTENTIONS; BROKER NON-VOTES."

   MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES LISTED ABOVE

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows, as to the Chief Executive Officer and each of the four other most highly compensated executive officers who earned in excess of $100,000 in annual salary or bonus, information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the fiscal years ended May 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                                       -------------
                                                                ANNUAL COMPENSATION     SECURITIES
                                                              -----------------------   UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                      FISCAL YEAR  SALARY ($)   BONUS ($)    OPTIONS ($)   COMPENSATION ($)
-----------------------------------------------  -----------  ----------  -----------  -------------  ----------------
Rhea J. Posedel................................        1998   $  192,125   $  37,800     $   4,194      $   2,512(1)
 President, Chief Executive Officer                    1997   $  185,040   $  70,500     $   5,388      $   2,497(2)
 and Chairman of the Board of                          1996   $  173,246      --         $   1,686      $   2,319(3)
 Directors

Gary L. Larson.................................        1998   $  144,408   $  21,375     $   4,164      $   3,248(1)
 Vice President of Finance and Chief                   1997   $  133,449   $  33,700     $   5,258      $   3,313(2)
 Financial Officer                                     1996   $  133,540   $   6,450     $   1,574      $   3,364(3)

William D. Barraclough.........................        1998   $  124,615   $  15,600     $   3,711      $   2,254(1)
 Vice President of Test Systems                        1997   $  123,996   $  40,584     $   5,388      $   2,227(2)
 Engineering                                           1996   $  106,700   $  30,789     $   1,385      $   1,840(3)

Carl N. Buck...................................        1998   $  127,787   $  23,780     $   3,797      $   1,305(1)
 Vice President of Research and                        1997   $  121,742   $  24,142     $   4,717      $   1,312(2)
 Development Engineering                               1996   $  121,060   $   7,600     $   1,437      $   1,234(3)

Richard F. Sette...............................        1998   $  128,639   $  18,750     $   3,657      $   2,270(1)
 Vice President of Operations                          1997   $  121,827   $  26,500     $   4,465      $  11,848(4)
                                                       1996   $   46,152      --            --          $   5,246(5)

------------------------

(1) Consists of health and life insurance premiums paid by the Company during the year ended May 31, 1998.

(2) Consists of health and life insurance premiums paid by the Company during the year ended May 31, 1997.

(3) Consists of health and life insurance premiums paid by the Company during the year ended May 31, 1996.

(4) Consists of $9,595 paid by the Company for relocation costs and $2,253 in health and life insurance premiums paid by the Company during the year ended May 31, 1997.

(5) Consists of $4,512 paid by the Company for relocation costs and $734 in health and life insurance premiums paid by the Company during the year ended May 31, 1996.

STOCK OPTION GRANTS AND EXERCISES

    The following table sets forth the number and terms of options granted to the persons named in the Summary Compensation Table during the fiscal year ended May 31, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                      INDIVIDUAL GRANTS                                           VALUE AT ASSUMED
----------------------------------------------------------------------------------------------    ANNUAL RATES OF
                                     NUMBER OF                                                      STOCK PRICE
                                    SECURITIES      % OF TOTAL                                    APPRECIATION FOR
                                    UNDERLYING    OPTIONS GRANTED     EXERCISE                    OPTION TERM (4)
                                      OPTIONS     TO EMPLOYEES IN     PRICE ($/    EXPIRATION   --------------------
NAME                                GRANTED (1)   FISCAL YEAR (2)    SHARE) (3)       DATE       5% ($)     10% ($)
----------------------------------  -----------  -----------------  -------------  -----------  ---------  ---------
Rhea J. Posedel...................       5,000             3.3%       $    8.25       6/19/02   $  11,397  $  25,184

Gary L. Larson....................       5,000             3.3%       $    7.50       6/19/02   $  10,361  $  22,894

William D. Barraclough............      --              --               --            --          --         --

Carl N. Buck......................       2,500             1.7%       $    7.50       6/19/02   $   5,180  $  11,447

Richard F. Sette..................      10,000             6.6%       $    7.50       6/19/02   $  20,721  $  45,788

------------------------

(1) Options granted under the 1996 Stock Option Plan and vest over four years from June 19, 1997.

(2) Based on an aggregate of 150,500 options granted by the Company in the year ended May 31, 1998 to employees and consultants to the Company, including the named executive officers.

(3) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors, except the exercise price of the options granted to Mr. Posedel was equal to 110% of the fair market value of the Common Stock on the date of the grant.

(4) This column sets forth hypothetical gains or "option spreads" for the options at the end of their respective five-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions and the timing of option exercises, if any.

    The following table provides information concerning option exercises by the persons named in the Summary Compensation Table during the fiscal year ended May 31, 1998 and the value of unexercised options at such date.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                         OPTIONS AT             IN-THE-MONEY OPTIONS
                                       SHARES                      FISCAL YEAR-END (#)(1)    AT FISCAL YEAR-END ($)(2)
                                     ACQUIRED ON      VALUE      --------------------------  --------------------------
NAME                                EXERCISE (#)   REALIZED ($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------  -------------  ------------  -----------  -------------  -----------  -------------
Rhea J. Posedel...................       --             --           53,853        21,147     $  87,653    $    28,757

Gary L. Larson....................        7,781    $  25,464(3)      55,905         9,314     $ 118,384    $    11,262

William D. Barraclough............       --             --           31,874        13,126     $  73,099    $    27,236

Carl N. Buck......................        5,000    $  17,500(4)      48,655         8,845     $ 106,695    $    14,270

Richard F. Sette..................       --             --           37,457        12,543     $  72,547    $     9,973

------------------------

(1) The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.

(2) Calculated by determining the difference between the fair market value of the securities underlying the options at year-end ($6.063 per share as of May 29, 1998) and the exercise price of the options.

(3) Total includes various exercises of options. The total is based on the fair market value of the Company's Common Stock on June 24, 1997 ($7.50) as determined by the Board of Directors, April 7, 1998 ($6.063) as reported by the Nasdaq National Market System and April 9, 1998 ($6.125) as reported by Nasdaq National Market System.

(4) Based on the fair market value of the Company's Common Stock on the date of exercise ($7.50) as determined by the Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GENERAL

    In its ordinary course of business, the Company enters into transactions with certain of its directors and officers. The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with an independent third party.

LEGAL COUNSEL

    During fiscal 1998, Mario M. Rosati, a member of the Board of Directors of the Company, was also a member of the law firm of Wilson Sonsini Goodrich & Rosati ("WSGR"). The Company retained WSGR as its legal counsel during the fiscal year. The Company plans to retain WSGR as its legal counsel again during fiscal 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of Messrs. Rosati and Elder. No interlocking relationship exists between the Company's Board of Directors and Compensation Committee and the board of directors or compensation committee of any other company.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Exchange Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

GENERAL

    The objectives of the overall executive compensation program are to attract, retain, motivate and reward Company executives while aligning their compensation with the achievements of key business objectives, maximization of shareholder value and optimal satisfaction of customers.

    The Compensation Committee is responsible for:

    1. Determining the specific executive compensation methods to be used by the Company and the participants in each of those specific programs;

    2. Determining the evaluation criteria and timeliness to be used in those programs;

    3. Determining the processes that will be followed in the ongoing administration of the programs; and

    4.  Determining their role in the administration of the programs.

    All of the actions take the form of recommendations to the full Board of Directors where final approval, rejection or redirection will occur. The Compensation Committee is responsible for administering the compensation programs for all Company officers. The Compensation Committee has delegated the responsibility of administering the compensation programs for all other Company employees to the Company's officers.

COMPENSATION VEHICLES

    Currently, the Company uses the following executive compensation vehicles:

    - Cash-based programs: Base salary, Annual Incentive Bonus Plan, Annual Profit Sharing Plan, and a Sales Incentive Commission Plan; and

    - Equity-based programs: 1996 Incentive Stock Option Plan, the 1997 Employee Stock Purchase Plan and the Employee Stock Bonus Plan.

    These programs apply to the Chief Executive Officer and all executive level positions, except for the Sales Incentive Commission Plan, which only includes executives directly responsible for sales activities. Periodically, but at least once near the close of each fiscal year, the Compensation Committee reviews the existing plans and recommends those that should be used for the subsequent year.

    The criteria for determining the appropriate salary level, bonus and stock option grants for the Chief Executive Officer and each of the executive officers include (a) Company performance as a whole, (b) business unit performance (where appropriate) and (c) individual performance objectives. Company performance and business unit performance are measured against both strategic and financial goals. Examples of these goals are to obtain: operating profit, revenue growth, timely new product introduction, and shareholder value (usually measured by the Company stock price). Individual performance is measured to specific objectives relevant to the individual's position and a specific time frame.

    These criteria are usually related to a fiscal year time period, but may, in some cases, be measured over a shorter or longer time frame.

    The processes used by the Compensation Committee include the following steps:

    1. The Compensation Committee periodically receives information comparing the Company's pay levels to other companies in similar industries, other leading companies (regardless of industry) and competitors. Primarily national and regional compensation surveys are used.

    2. At or near the start of each evaluation cycle, the Compensation Committee meets with the Chief Executive Officer to review, revise as needed, and agree on the performance objectives set for the other executives reporting to the Chief Executive Officer. The Chief Executive Officer and Compensation Committee jointly set the Company objectives to be used. The business unit and individual objectives are formulated jointly by the Chief Executive Officer and the specific individual. The Compensation Committee also, with the Chief Executive Officer, jointly establishes and agrees on their respective performance objectives.

    3. Throughout the performance cycle review, feedback is provided by the Chief Executive Officer, the Compensation Committee and full Board, as appropriate.

    4. At the end of the performance cycle, the Chief Executive Officer evaluates each executive's relative success in meeting the performance goals. The Chief Executive Officer makes recommendations on salary, bonus and stock options, utilizing the comparative results as a factor. Also included in the decision criteria are subjective factors such as teamwork, leadership contributions and ongoing changes in the business climate. The Chief Executive Officer reviews the recommendations and obtains Compensation Committee approval. The Compensation Committee also determines the level of salary and bonus and the terms of stock option grants for the Chief Executive Officer.

    5. The final evaluations and compensation decisions are discussed with each executive by the Chief Executive Officer or Compensation Committee, as appropriate.

POLICY ON DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the tax deduction to $1 million for compensation paid to its five most highly compensated executive officers, unless certain requirements are met. One requirement is that the Compensation Committee consist entirely of outside directors as defined in the Code, and the Company's Compensation Committee meets this requirement. Another requirement is that compensation over $1 million must be based upon Company attainment of pre-established, objective performance goals. The Company believes that all compensation paid to its five most highly compensated executive officers in fiscal 1998 is fully deductible. The Committee's present intention is to comply with the requirements of Section 162(m) unless and until the Committee determines that compliance would not be in the best interest of the Company and its shareholders.

    The Compensation Committee feels that the compensation vehicles used by the company, generally administered through the process as outlined above, provide a fair and balanced executive compensation program related to the proper business issues. In addition, it should be noted that compensation vehicles will be reviewed and, as appropriate, revised in order to attract and retain new executives in addition to rewarding performance on the job.

                                          COMPENSATION COMMITTEE

                                          Mario M. Rosati
                                          William W.R. Elder

COMPANY PERFORMANCE

    The following graph shows a comparison of total shareholder return for holders of the Company's Common Stock from August 15, 1997, the date of the Company's initial public offering, through May 31, 1998 compared with The Nasdaq Stock Market (U.S.) Index and the Hambrecht & Quist Semiconductor Index. The graph assumes that $100 was invested in the Company's Common Stock, in the Nasdaq Stock Market (U.S.) Index and the Hambrecht & Quist Semiconductor Index on August 15, 1997, and that all dividends were reinvested. The Company believes that while total shareholder return can be an important indicator of corporate performance, the stock prices of semiconductor equipment companies like Aehr Test Systems are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other semiconductor equipment company stocks.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            AEHR TEST SYSTEMS    NASDAQ STOCK MARKET (U.S.)    HAMBRECHT & QUIST SEMICONDUCTOR
8/15/97                $100.00                       $100.00                            $100.00
5/31/98                 $50.52                       $113.73                             $68.70

                                   PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors of the Company has selected PricewaterhouseCoopers LLP, as the Company's independent auditors, to audit the financial statements of the Company for the current fiscal year ending May 31, 1999, and recommends that Shareholders vote for ratification of such appointment. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE
                   APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and ten percent Shareholders file reports of ownership and changes in ownership with the SEC as to the Company's securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during fiscal year 1998, all Section 16(a) filing requirements applicable to the Company's officers, directors and ten percent shareholders were filed on a timely basis except for amendments to a Form 3 and Form 4 by director Mario M. Rosati in order to clarify his holdings which were previously reported on a timely filed Form 3 and Form 4.

                              FINANCIAL STATEMENTS

    The Company's Annual Report to Shareholders for the last fiscal year is being mailed with this proxy statement to Shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected financial data and management's discussion and analysis of financial condition and results of operations.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          By Order of the Board of Directors,

                                              [SIGNATURE]

                                          RHEA J. POSEDEL
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

Dated: September 25, 1998

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               AEHR TEST SYSTEMS

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 28, 1998

    The undersigned Shareholder of Aehr Test Systems, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Rhea J. Posedel and Gary L. Larson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Aehr Test Systems to be held on October 28, 1998, at 4:30 p.m., local time, at 1667 Plymouth Street, Mountain View, California 94043, and at any adjournments thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.   ELECTION OF DIRECTORS:  FOR all nominees listed         WITHHOLD authority
                             below(EXCEPT AS INDICATED) / /  TO VOTE FOR ALL
                                                             NOMINEES LISTED
                                                             BELOW / /

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), STRIKE A LINE THROUGH THAT NOMINEES NAME IN THE LIST BELOW:

    Rhea J. Posedel   David Torresdal   William W. R. Elder   Mario M. Rosati

2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. IN THEIR DISCRETION, UPON SUCH OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.
                                              Dated: _____________________, 1998
                                              __________________________________
                                              Signature
                                              __________________________________
                                              [Signature]

                                              (This Proxy should be marked,
                                              dated, signed by the
                                              Shareholder(s) exactly as his or
                                              her name appears hereon, and
                                              returned promptly in the enclosed
                                              envelope. Persons signing in a
                                              fiduciary capacity should so
                                              indicate. If shares are held by
                                              joint tenants or as community
                                              property, both should sign.)